Exhibit h(iv)

FIRST AMENDMENT TO THE

CAMBRIA ETF SERIES TRUST

PARTIAL FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Fund Partial Administration Servicing Agreement (the “Agreement”) dated as of September 1, 2023, is entered into by and between CAMBRIA ETF SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs:

●	Cambria Tactical Yield ETF
●	Cambria Micro and SmallCap Shareholder Yield ETF

WHEREAS, Section 12(E) of the Agreement allows for its amendment by a written instrument executed by both parties, and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CAMBRIA ETF SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jonathan Keetz	By:	/s/ Jason Hadler
Name:	Jonathan Keetz	Name:	Jason Hadler
Title:	COO	Title:	Sr. Vice President
Date:	12/21/2023	Date:	December 21, 2023

Exhibit A

Fund Names

Separate Series of Cambria ETF Series Trust

Cambria Shareholder Yield ETF

Cambria Foreign Shareholder Yield ETF

Cambria Global Value ETF

Cambria Global Momentum ETF

Cambria Global Asset Allocation ETF

Cambria Emerging Shareholder Yield ETF

Cambria Value and Momentum ETF

Cambria Global Tail Risk ETF

Cambria Tail Risk ETF

Cambria Trinity ETF

Cambria Cannabis ETF

Cambria Global Real Estate ETF

Cambria Tactical Yield ETF

Cambria Micro and SmallCap Shareholder Yield ETF